[U S WEST LOGO]


                           INVESTOR RELATIONS




January 26, 2000                                                NEWS FLASH


      U S WEST 4th Quarter Earnings Rise 6.4% on Strong New Product Growth
       High-Speed Data, Wireless Subscriber Levels Exceed Annual Targets,
           Drive Results; Industry-Leading DSL Tops 110,000 Customers;
                     Advanced PCS Exceeds Half-Million Mark

DENVER - U S WEST (NYSE: USW) today announced fourth quarter diluted earnings per share of $0.83 on net income of $425 million. EPS rose $0.05 or 6.4 percent. Full-year EPS grew to $3.23, up 6.3 percent or $0.19 on net income of $1.64 billion.

(All the above numbers are pro forma and normalized for a change to an industry-standard "point of publication" accounting method that allows U S WEST Dex, the company's directory publishing unit, to recognize directory revenues and costs of sale at the time of directory publication.)

Also during the quarter, the company reported that EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and other) grew to $1.45 billion, up
5.3 percent from the fourth quarter of last year.

The company achieved results with fourth quarter revenue growth of 6.3 percent, driven largely by acceleration of U S WEST's data and wireless products. In fact, nearly 78 percent of revenue growth for the quarter resulted from these two growth areas.

"Exceeding our 1999 targets in the emerging data, Internet, wireless and even video growth areas of our business is a significant milestone for U S WEST," said Sol Trujillo, chairman, president and CEO of U S WEST. "Our early success with these critical future growth engines puts us in prime position to take advantage of the exploding telecommunications and entertainment markets.

"Continuing to transform U S WEST into a higher growth-oriented vehicle will be critical as we move closer to completing our merger with Qwest," Trujillo added.

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
U S WEST Fourth Quarter Earnings - Page 2

QUARTERTLY Growth Product Highlights

Division    Revenues (comparisons are    Key Product         Subscriber/Penetration Levels
             4Q99 over 4Q98)
--------    -------------------------    -----------         -----------------------------

Data         o    $486 million, up       o   U S WEST.net    o   Added 73,000 for the quarter.
                  36 percent

             o    !NTERPRISE data        o   MegaBit         o   Added more than 30,000 for the quarter.
                  revenues were $252           Services
                  million, up 61               (DSL)
                  percent.

PCS          o    ARPU of $55.           o   Advanced        o   Added 122,000 in the quarter, up 52 percent
                                               PCS               over 4Q98 additions and more than double the
             o    Total quarterly                                additions from 3Q99.
                  revenue of  $78
                  million, up 71
                  percent.
Video                                    o   ChoiceTV        o   Have 35,000 video subscribers
                                               & OnLine          o   16,000 to ChoiceTV in Phoenix
                                                                 o   19,000 in Omaha, Neb.
                                                             o   20 percent of ChoiceTV customers also opt for
                                                                 U S WEST Choice Online service.


During the quarter, the company's total "growth subscribers" (customers for the company's PCS, DSL and Internet access service) were up more than 225,000. Growth initiatives negatively impacted EPS by $0.27 for the quarter versus $0.18 for fourth quarter, 1998.

For the year, U S WEST added nearly 600,000 "growth subscribers" for its Advanced PCS, MegaBit, and U S WEST.net services. U S WEST now has nearly 960,000 growth subscribers, surpassing company targets by better than 33 percent for the year. Investment in growth initiatives negatively impacted EPS by $0.81 for the year versus $0.48 for 1998.

"What is most encouraging about our growth businesses is not just the pure volume we're generating, but the characteristics of our growth products," Trujillo said. "For example, we have aggressively won about 85 percent of the DSL customers in our region. And the way we've begun bundling products has improved customer retention and satisfaction, driven increased per-customer revenue, and helped improve product penetration."

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
U S WEST Fourth Quarter Earnings - Page 3

ANNUAL Growth Product Highlights

Division    Revenues (comparisons are    Key Product         Subscriber/Penetration Levels (comparisons
             1999 over 1998)                                   are 1999 over 1998)
--------    -------------------------    -----------         ------------------------------------------
Data         o    $1.7 billion, up       o   U S WEST.net    o    To date, total 380,000, up almost 230,000 in
                  34 percent                                      1999, or 152 percent.

             o    !NTERPRISE data        o   MegaBit         o    Added more than 88,000 during 1999, a
                  revenues were $847        (DSL)                 four-fold increase over 1998, bringing the total
                  million, up 59            services              to 110,000.
                  percent.                                   o    USW serves 451 subs. per Central Office, with
                                                                  244 equipped COs.
                                                             o    93 percent of customers self-install.

PCS          o    Annual ARPU of         o   Advanced        o    Added more than 280,000 during 1999 for a
                  $57.                       PCS                  total of more than 465,000 by end of year.
                                                                  (Topped 500,000 in January 2000)
             o    Total annual
                  revenue of  $236                           o    Penetration is now 3.2 percent.
                  million,
                  two-and-a-half times                       o    Number two market slot in mature markets.
                  1998 totals.
                                         o   Wireless        o    60 percent of users subscribe to at least one
                                             Integrated           of the product's integrated features
                                             features

Dex          o    1999 E-Commerce        o   Internet        o    In 1999, IYP usage up nearly 120 percent.
                  revenues grew 92           Yellow Pages
                  percent to more than
                  $24 million.           o   Web Site        o    Sold over 10,000 web sites to businesses in
                                             Service              1999, more than any other web site developer
                                                                  in U S WEST's 14 states.



Other fourth quarter and year-end highlights include:

Volumes and Penetration:

o Became the most densely penetrated of any DSL provider nationwide, with more than 10 percent of qualified on-line households taking the service.

o Residential subscriber levels at the end of the quarter for the company's most popular custom calling features were: Caller ID, 37 percent; Call Waiting, 36 percent; Voice Messaging, 20 percent.

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
U S WEST Fourth Quarter Earnings - Page 4

o In 1999, the company has signed up more than 250,000 customers for several of its new privacy-related custom-calling features, including Caller ID with Privacy Plus and No Solicitation.

o Subscribers to the company's bundled Custom Choice package for residential customers now stand at 1.3 million, more than double the number from fourth quarter 1998.

o The number of primary rate ISDN lines in service increased 80 percent during the year. Total ISDN lines grew 23 percent in 1999.

o U S WEST Dex Internet yellow pages volume surpassed the 2.2-million-visit mark for one month in December.

o    Added    408,000    access    lines    over   the   past    year.    On   a
     "voice-grade-equivalent" basis, business access line growth was 17 percent.

o On the small business side, total access lines equipped with Centrex 21 services grew to 576,000, a 42 percent year-over-year increase.

o During the quarter, the company saw continuing impacts from competition in its local telephony business in both line growth and pricing. It now has re-sold nearly 535,000 lines to competitors, up from 382,000 lines at the end of 1998.

Sales and Revenues:

o Generated $236 million in annual revenue from PCS customers, up more than two-and-one-half times the 1998 amount. More than 60 percent of Advanced PCS customers now subscribe to at least one of the company's integrated features, and these customers are less likely to look for a competitive offering.

o Frame relay revenues increased by more than 33 percent quarter-over-quarter and ISDN revenues jumped by 64 percent quarter-over-quarter.

o A 17 percent increase compared with fourth quarter 1998 in private line and special access revenues, which totaled $316 million -- a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market. For the year, private line and special access revenues were almost $1.2 billion, up 18 percent over 1998.

o During the quarter, consumer revenues from vertical services increased by 14 percent, compared to fourth quarter 1998. Consumer vertical services revenues grew 15 percent during the year.

o    Toll revenues dropped by 40 percent during the quarter.

Costs and Margins:

o Capital expenditures were up 42 percent during the quarter, rising to $1.4 billion. For the year, capital expenditures rose 45 percent to $4.2 billion. The increases have helped bolster service levels for traditional services and aided in deployment of new services.

o Absorbed approximately $117 million in expenses related to interconnection, number portability and Year 2000 readiness during the quarter. In total, the company spent $270 million in expense and capital on Y2K.

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

U S WEST Fourth Quarter Earnings - Page 5

o Employee-related expenses grew by 11 percent during the quarter, due in part with efforts related to keeping up with service demands. These expenses include a net addition of more than 1,600 employees during the quarter and nearly 3,800 since in 1999 -- more than 2,000 of which have been added specifically to keep up with service demands.

During the quarter, the company sold approximately 24 million shares (65 percent of its holdings) in Global Crossing, Ltd. (NASDAQ: GBLX) at a value of about $1.14 billion. This sale resulted in an after tax loss of $259 million, or $0.51 per share. Of this amount, $0.44 related to the actual sale of shares. The remaining $0.07 resulted from the costs of entering into agreements that allow U S WEST to participate in additional upside appreciation in Global Crossing stock. Those agreements also have potential downside risk associated with them. Taken together, these charges reduced U S WEST's quarterly reported normalized diluted EPS to $0.32.

In other news, U S WEST announced that its annual shareholder meeting will take place in December 2000. This meeting was originally scheduled for April 20. If the company's pending merger with Qwest Communications International Inc. closes as scheduled, U S WEST will not hold an independent annual shareholder meeting.

U S WEST (NYSE: USW) provides a full range of telecommunications and other services -- including wireline, wireless PCS, data networking, directory and information services -- to more than 25 million customers nationally and in 14 Western and Midwestern states. More information about U S WEST can be found on the Internet at http://www.uswest.com.

Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) acceleration of the deployment of additional services and/or advanced new services to customers, such as broadband data, wireless and video services, which would require substantial expenditure of financial and other resources; (vii) a change in economic conditions in the various markets served by U S WEST's operations; (viii) higher than anticipated start-up costs associated with new business opportunities; (ix) delays in U S WEST's ability to begin offering interLATA long-distance services; (x) consumer acceptance of broadband services, including telephony, data and wireless services; (xi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations; and
(xii) timing and completion of the recently announced merger with Qwest Communications International Inc. and subequent integration of the businesses of the two companies. These cautionary statements by U S WEST should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by U S WEST. U S WEST cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     - ### -


For information: Larry Thede, 303-896-3550; Martha Daniele Paine, 303-896-5706; Kent Evans, 303-896-3096.

NOTE:  This  release  and the  financial  statements  will be  available  on the
Internet  after  7:15 a.m.   (MST)  by  accessing  U  S  WEST's  Internet  site:
www.uswest.com.